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                                 Exhibit 10.1

                         SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 26, 1998, by and among AMNEX, Inc., a New York corporation, with headquarters located at 6 Nevada Drive, Lake Success, New York 11042 ("Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration under
Section 4(2) of the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized a new series of preferred stock, designated as Series M Convertible Preferred Stock (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit "A" (the "Certificate of Designation");

         C. The Preferred Stock is convertible into shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

         D. The Company has authorized the issuance to the Buyers of warrants, in the form attached hereto as Exhibit "B", to purchase Thirty Thousand (30,000) shares of Common Stock (the "Investor Warrants");

         E. The Company has authorized the issuance to Tanner Unman Securities, Inc. of warrants, in the form attached hereto as Exhibit "B", to purchase Fifteen Thousand (15,000) shares of Common Stock (the "Fee Warrants" and, collectively with the Investor Warrants, the "Warrants");

         F. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Seven Hundred Fifty (750) shares of Preferred Stock, and (ii) Warrants to purchase Thirty Thousand (30,000) shares of Common Stock, for an aggregate purchase price of Seven Hundred Fifty Thousand Dollars ($750,000).

         G. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, the number of shares of Preferred Stock and number of Warrants as is set forth immediately below its name on the signature pages hereto;

         H. Contemporaneous with the execution and delivery of this Agreement, the



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parties hereto are executing and delivering a Registration Rights
Agreement, in the form attached hereto as Exhibit "C" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         NOW THEREFORE, the Company and each of the Buyers (severally and not jointly) hereby agree as follows:

                  1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                           a. Purchase of Preferred Shares and Warrants. The
Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of Series M Preferred Stock (collectively, together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares") and number of Warrants for the aggregate purchase price (the "Purchase Price") as is set forth immediately below such Buyer's name on the signature pages hereto. The aggregate number of Preferred Shares to be issued at the Closing (as defined below) is Seven Hundred Fifty (750) and the aggregate number of Warrants to be issued at the Closing is Thirty Thousand (30,000), for an aggregate purchase price Seven Hundred Fifty Thousand Dollars ($750,000).

                           b. Form of Payment. On the Closing Date (as defined
below), (i) each Buyer shall pay the Purchase Price for the Preferred Shares and the Warrants to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing such number of Preferred Shares and Warrants which such Buyer is purchasing and (ii) the Company shall deliver such certificates and Warrants duly executed on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

                           c. Closing Date. Subject to the satisfaction (or
waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares and the Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time on January 27, 1998 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, or at such other location as may be agreed to be the parties.

                  2. BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:



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                           a. Investment Purpose. As of the date hereof, the
Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Preferred Shares, Warrants and Conversion Shares the "Securities") for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

                           b. Accredited Investor Status. The Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

                           c. Reliance on Exemptions. The Buyer understands
that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                           d. Information. The Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

                           e. Governmental Review. The Buyer understands that
no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                           f. Transfer or Resale. The Buyer understands that
(i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, or
(b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) or sold to an "affiliate" of the Buyer or (d) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be


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deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                           g. Legends. The Buyer understands that the
Preferred Shares and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                           h. Authorization; Enforcement. This Agreement and
the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the


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enforcement of applicable creditors rights and remedies.

                           i. Residency. The Buyer is a resident of the
jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, except as disclosed in the SEC Documents (as defined herein) or in the Schedules attached hereto:

                           a. Organization and Qualification. The Company and
each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the subsidiaries of the Company and the jurisdiction in which each is incorporated, certain of which are identified on Schedule 3(a) as constituting material subsidiaries of the Company (such material subsidiaries being referred to herein as the "Subsidiaries"). The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, properties, operations, assets, liabilities, financial condition or results of operations of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

                           b. Authorization; Enforcement. (i) The Company has
all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered and the Certificate of Designation has been duly filed by the Company, and (iv) each of this Agreement and the Certificate of Designation constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy,


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insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                           c. Capitalization. As of the date hereof, the
authorized capital stock of the Company consists of (i) 70,000,000 shares of Common Stock of which 37,583,129 shares are issued and outstanding other than the additional 2,758,620 shares of Common Stock to be issued to Francesco Galesi ("Galesi") on the date hereof in consideration for retirement of $3,200,000 of Company indebtedness held by Galesi), 3,872,382 shares are reserved for issuance pursuant to the Company's stock option plans, 12,093,772 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants but including the warrants to purchase 750,000 shares of Common Stock issued to Galesi on the date hereof in consideration of prior financings provided by Galesi to the Company) exercisable for, or convertible into or exchangeable for shares of Common Stock and 1,600,000 (1.75 times currently required) shares are reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 5,000,000 shares of preferred stock, 1,000 of which shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents or on Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

                           d. Issuance of Shares. The Preferred Shares,
Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with their respective terms, and the terms of this Agreement (including the issuance of the


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Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation and the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof) will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company, except as disclosed in
Schedule 3(d). The term Conversion Shares and Warrant Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement. The Company acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Shares or exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                           e. No Conflicts. The execution, delivery and
performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under and, except as disclosed on Schedule 3(e), neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except such violations that would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required


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under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market ("Nasdaq SmallCap") and does not reasonably anticipate that the Common Stock will be delisted by the Nasdaq in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           f. SEC Documents, Financial Statements. Since
December 31, 1994, the Company has timely (i.e., within the time periods prescribed under the federal securities laws, including all permissible extension periods) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, each of the Company and its Subsidiaries has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1996 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements,


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which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Since the date of the most recent balance sheet, each of the Company and its Subsidiaries has operated in the ordinary course of business, consistent with past practices. No stop order suspending the effectiveness of any registration statement filed by the Company has been issued by SEC.

                           g. Absence of Certain Changes. Except as disclosed
on Schedule 3(g) or in the SEC Documents, since December 31, 1996, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.


                           h. Absence of Litigation. There is no action, suit,
claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that could have a Material Adverse Effect. Schedule 3(h) contains a complete list and summary description of any material pending or threatened proceeding against or affecting the Company or any of its Subsidiaries.

                           i. Patents, Copyrights, etc. The Company and each
of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent rights, inventions, know-how, trade secrets, trademarks, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(i) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(i) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries infringe any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                           j. No Materially Adverse Contracts. Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                           k. Tax Status. Except as set forth on Schedule
3(k), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and


                                      9

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unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                           l. Certain Transactions. Except as set forth in the
SEC Documents or on Schedule 3(l) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director or, to the knowledge of the Company, any such employee has a substantial interest or is an officer, director, trustee or partner.

                           m. Disclosure. All information relating to or
concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           n. Acknowledgment Regarding Buyers' Purchase of
Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby and that no Buyer is in possession of any non-public information provided by the Company relating to the Company, other than with respect to a proposed contract with Bell Atlantic (the "Proposed Contract"). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions


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


contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to each Buyer that the

Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                           o. No Integrated Offering. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                           p. No Brokers. The Company has taken no action
which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Tanner Unman Securities, Inc. whose commissions and fees will be paid for by the Company.

                           q. Permits; Compliance. The Company and each of its
Subsidiaries is in possession of (or has applied for) all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, other than such events which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(q), each of the Company and its Subsidiaries has complied with, and has not received any notification with respect to possible conflicts, defaults or violations of, any laws, ordinances, rules, regulations, orders, judgments, injunctions, awards or decrees of any governmental entity applicable to the Company and its Subsidiaries, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                           r. Environmental Matters.

                                    (i) To the knowledge of the Company,
except as set forth in Schedule 3(r), there are, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases, removal, remediation or abatement of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                                    (ii) Other than those that are or were
stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released or discharged on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                                    (iii) Except as set forth in Schedule
3(r), there are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or urea formaldehyde insulation at any real property owned, leased or used by the Company or any of its Subsidiaries in violation of any Environmental Law.

                           s. Title to Property. The Company and its
Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(s) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                           t. Insurance. The Company and each of its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           u. Internal Accounting Controls. The Company and
each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           v. Employee Relations. Neither the Company nor any
of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Each of the Company and its Subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder. None of the following events has occurred or is reasonably expected to occur that when taken together with all other such events could reasonably be expected to result in a Material Adverse Effect: (i) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan (as defined below)) subject to the provisions of Title IV or ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 302 of ERISA (a "Plan"); (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;
(iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its Subsidiaries from any Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan"); (vi) the receipt by the Company or any of its Subsidiaries from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Company or any of its Subsidiaries of any notice concerning the imposition of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA or of a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Company or such Subsidiary would be liable for the payment of an excise tax.

                           w. No General Solicitation. Neither the Company,
nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                           x. No Material Misstatement. None of the
representations or warranties of the Company contained herein and none of the information contained in the Schedules hereto furnished by the Company is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.


                  4. COVENANTS.

                           a. Best Efforts. The parties shall use their best
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                           b. Blue Sky Laws. The Company shall, on or before
the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

                           c. Reporting Status; Eligibility to Use Form S-3.
The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to

Form S-3.

                           d. Use of Proceeds. The Company shall use the
proceeds from the sale of the Preferred Shares and the Warrants in the manner set forth in

Schedule 4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

                             e. Additional Equity Capital; Right of First
Refusal. Subject to the exceptions described below, so long as at least 15% of the Preferred Shares issued on the date hereof are outstanding, the Company will not, without the prior written consent of a majority-in-interest of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance, (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of warrants, during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) one hundred eighty (180) days from the Closing Date and (ii) Ninety (90) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective. In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending Three Hundred Sixty (360) days after the end of the Lock-up Period, unless it shall have first delivered to each Buyer, at least fifteen (15) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option during the ten (10) day period following delivery of such notice to purchase its pro rata share, together with any other holder of the Company's securities with similar preemptive rights (based on the number of Preferred Shares purchased hereunder), of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of (i) securities as consideration for a merger, consolidation or sale of assets, (ii) securities in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (iii) warrants to a financial institution in connection with a bona fide senior lending arrangement, (iv) warrants (in an amount determined by the Company's Board of Directors in the exercise of its reasonable business judgment) to Francesco Galesi as consideration for prior investments in or loans to the Company, provided that such warrants may not be exercised or exercisable until ten (10) months after their issuance, or (v) securities in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any director, officer or employee stock option or restricted stock plan maintained by the Company and approved by a majority of the Company's disinterested directors.

                             f. Expenses. Each party shall bear its own expenses
in
connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

                             g. Financial Information. The Company agrees to
send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within three (3) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information (including proxy statements) the Company makes available or gives to such stockholders.

                             h. Reservation of Shares. The Company shall at all
times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Preferred Shares and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Preferred Shares or Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Preferred Shares and exercise of the Warrants without the consent of each Buyer, which consent will not be unreasonably withheld. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than 1.75 times the number that is then actually issuable upon full conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares or Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares or Exercise price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.


                             i. Listing. The Company shall promptly secure the
listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Preferred Shares or exercise of the Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq SmallCap Market ("SmallCap"), the Nasdaq National Market ("Nasdaq"), the New York Stock Exchange ("NYSE"), or the American Stock

Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems, SmallCap or any other exchange or quotation system on which the Common Stock is then listed.

                             j. Corporate Existence. So long as at least fifteen
percent (15%) of Preferred Shares issued pursuant to this Agreement are outstanding, the Company shall maintain its corporate existence and shall not, without the consent of a majority of the holders of Preferred Shares, sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, SmallCap, NYSE or AMEX.

                             k. No Integration. The Company has not conducted
and will not conduct any offering that will be integrated with the issuance of the Securities solely for purposes of Rule 4460(i) of the Nasdaq Stock Market.

                             l. Solvency; No Qualified Opinion. The Company does
not intend to take any action that would impair its ability to pay its debts from time to time as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

                  5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the terms therewith (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                             a. The applicable Buyer shall have executed this
Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                             b. The applicable Buyer shall have delivered the
Purchase Price in accordance with Section 1(b) above.

                             c. The Certificate of Designation shall have been
accepted for filing with the Secretary of State of the State of New York.

                             d. The representations and warranties of the
applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

                             e. No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                             f. All consents, Company Permits, authorizations,
approvals, waivers and amendments required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall have been obtained.

                 7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                             a. The Company shall have executed this Agreement
and the Registration Rights Agreement, and delivered the same to the Buyer.

                             b. The Company shall have delivered to such Buyer
duly executed certificates (in such denominations as the Buyer shall request) representing the Preferred Shares and Warrants in accordance with Section 1(b) above.

                             c. The Certificate of Designation shall have been
accepted for filing with the Secretary of Sate of the State of New York, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                             d. The Irrevocable Transfer Agent Instructions, in
form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                             e. The representations and warranties of the
Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

                             f. No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                             g. The Conversion Shares and Warrant Shares shall
have been authorized for quotation on SmallCap or Nasdaq, as applicable, and trading in the Common Stock on SmallCap or Nasdaq, as applicable, shall not have been suspended by the SEC or NASD.

                             h. The Buyer shall have received an opinion of the
Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "D" attached hereto.

                             i. The Buyer shall have received an officer's
certificate described in Section 3(c) above, dated as of the Closing Date.

                             j. The Company shall have delivered to such Buyer
such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

                             k. All consents, Company Permits, authorizations,
approvals, waivers and amendments required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall have been obtained.

                             l. The Company shall have delivered to such Buyer a
secretary's certificate certifying as to (i) resolutions of the Board of Directors consistent with Section 3(b), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

                  8. GOVERNING LAW; MISCELLANEOUS.

                             a. Governing Law. This Agreement shall be governed
by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the

Southern District of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

                             b. Counterparts; Signatures by Facsimile. This
Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                             c. Headings. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                             d. Severability. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                             e. Entire Agreement; Amendments. This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares then issued and outstanding. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement.

                             f. Notices. Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                             If to the Company:

                                    AMNEX, Inc.
                                    6 Nevada Drive
                                    Lake Success, NY  11042
                                    Attention:  Chief Executive Officer

                                    Facsimile: (203) 629-8959

                             With copy to:

                                    Morrison & Foerster LLP
                                    1290 Avenue of the Americas
                                    New York, NY  10104
                                    Attention:  Joseph W. Bartlett, Esq.
                                    Facsimile:  (212) 468-7900

                  If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                  Each party shall provide notice to the other party of any change in address.

                             g. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then issued and outstanding. A Buyer shall not assign this Agreement or any rights or obligations hereunder without prior written consent of the Company. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                             h. Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                             i. Survival. The representations and warranties of
the Company and the agreements and covenants set forth in Sections 3, 4, 5, 8 and 9 and indemnification shall survive the closing hereunder for a period of two (2) years, notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss, damage, liability and expenses (including attorneys' fees) arising as a result of or related to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Registration Rights Agreement or any certificate, instrument or document delivered pursuant thereto or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Registration Rights Agreement or any certificate, instrument or document delivered pursuant thereto.

                             j. Publicity. The Company and each of the Buyers
shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                             k. Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                             l. No Strict Construction. The language used in
this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


AMNEX, INC.


By:
   --------------------------------------
   Name:
   Title:


FOURTEEN HILL CAPITAL, L.P.


By:
   --------------------------------------


RESIDENCE:

ADDRESS:

         --------------------

         --------------------

         --------------------

         --------------------
         Facsimile:
         Telephone:


AGGREGATE SUBSCRIPTION AMOUNT:

         Number of Shares of Preferred Stock:

         Number of Warrants:                                              30,000

         Aggregate Purchase Price:                                       750,000

                                 ATTACHMENTS TO:
                                 ---------------

                          SECURITIES PURCHASE AGREEMENT
                          Dated as of January 26, 1998
                                     Between
                                   AMNEX, Inc.
                                       and
                           Fourteen Hill Capital, L.P.

- Schedule of Differences
- Disclosure Schedules
- Exhibit A - Certificate of Designation
- Exhibit B - Form of Investor Warrant and Form of Fee Warrant
- Exhibit C - Registration Rights Agreement
- Exhibit D - Opinion of Company Counsel

                             SCHEDULE OF DIFFERENCES
                             -----------------------

Material differences between attached Securities Purchase Agreement, dated as of January 26, 1998, between AMNEX, Inc. and Fourteen Hill Capital, L.P. and Securities Purchase Agreement, dated as of December 24, 1998, between AMNEX, Inc. and Pangaea Fund Ltd.

Buyer
-----

Pangaea Fund Ltd.

Warrants Issued to Buyer
------------------------

40,000

Warrants Issued to Tanner Unman Securities, Inc.
------------------------------------------------

20,000

Shares of Preferred Stock Purchased
-----------------------------------

1,000

Aggregate Purchase Price
------------------------

$1,000,000

Expenses
--------

The Company agreed to reimburse Tanner Unman Securities, Inc. for all expenses incurred by it, up to $25,000 in connection with the negotiation, preparation, execution, delivery of the Securities Purchase Agreement and other agreements executed in connection therewith, including consulting and attorneys fees.

                              DISCLOSURE SCHEDULES
                              --------------------

                                  Schedule 3(a)

                                  Subsidiaries

                                            Jurisdiction of            Foreign
Company/Subsidiary                          Incorporation              Qualifications    % Owned*
------------------                          -------------              --------------    --------

AMNEX, Inc.                                 New York                   None

American Network Exchange, Inc.             Delaware                   See Attached      100%**

Crescent Public Communications, Inc.        New York                   New Jersey,       100%**
(Crescent)                                                             Pennsylvania,
                                                                       and Florida

Sun Tel North American, Inc.                Delaware                   Florida           80% by Crescent**

National Billing Exchange, Inc.             California                 Texas             80%**

Capital Network System, Inc. (CNSI)         Texas                      See Attached      100%**

Capital Network International, Inc. (CNI)   Texas                      None              100% by CNSI

Capital Network Mexico S.A. de C.V.         United Mexican States      N/A               99.98% by CNI
                                                                                         0.02% by AMNEX, Inc.

AMNEX International, Inc.                   Delaware                   None              100%

American Hotel Exchange, Inc.               Florida                    None              100%

Hospital TeleServices, Inc.                 New York                   None              100%


----------
 * Ownership is by AMNEX, Inc. unless otherwise indicated.
** Material subsidiary


Telecommunity & International Network       Delaware                   New York          50%
Services, Inc.

Capital Network International, Sociedad     Chile                      N/A               20% by CNI
Anonima

Point to Point                              Grand Cayman               N/A               100% by CNI

Servicios Amnex, S.A. de C.V.               United Mexican States      N/A               98% by CNI
                                                                                         2% by AMNEX, Inc.

         ANEI is qualified to do business as a foreign corporation in the following states:

Alabama                       Maryland                    Ohio
Arizona                       Michigan                    Oklahoma
Arkansas                      Minnesota                   Pennsylvania
California                    Mississippi                 Rhode Island
Colorado                      Missouri                    South Carolina
Florida                       Nebraska                    Tennessee
Georgia                       Nevada                      Texas
Idaho                         New Jersey                  Vermont
Illinois                      New Mexico                  Virginia
Indiana                       New York                    Washington
Kansas                        North Carolina              West Virginia
Kentucky                      North Dakota                Wisconsin
Louisiana

         CNSI is qualified to do business as a foreign corporation in the following states:

Arizona                       Louisiana                   North Carolina
California                    Maryland                    Ohio
Colorado                      Massachusetts               Oregon
Delaware                      Michigan                    Pennsylvania
Florida                       Minnesota                   South Carolina
Georgia                       Mississippi                 South Dakota
Idaho                         Missouri                    Utah
Illinois                      Montana                     Vermont
Indiana                       New Jersey                  Virginia
Kansas                        New Mexico                  West Virginia
Kentucky                      New York                    Wisconsin

                                 Schedule 3(c)

                  Options, Warrants, Registration Rights, etc.

(i) Outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries

                                     Options

                  Total number of outstanding options: approximately 3,563,198

                              Outstanding Warrants

Total number of outstanding warrants: 5,106,615

                                 Put Agreements

                  Under the Asset Purchase Agreement, dated November 8, 1996 between AMNEX, Inc. and Cresent Public Communications Inc., Coastal Telecom Payphone Company, Inc., BEK TEL, Inc., Garden State Telephone Installation & Service Co., Inc. and Brian King (collectively, the "Sellers") and subject to the terms thereof, Sellers have the right to require AMNEX to buy back a certain amount of shares based upon AMNEX having failed to file, and if AMNEX fails to file a registration statement within specified time periods. In no event will the amount of shares purchased exceed $3,000,000.

                                   Commitments

                           See (ii)(10) of this Schedule 3(c)

                     Securities Convertible in Common Stock

1. $15,000,000 8 1/2% Convertible Subordinated Notes due 2002. The Notes are convertible at any time prior to maturity at an initial conversion price of $2.7844 into 5,387,157 shares of common stock, plus an indeterminate amount of shares based upon adjustments to the conversion price.

2. Private Placement of 1,000 Shares of Series M Convertible Preferred Stock. Under the Securities Purchase Agreement, dated as of December 24, 1997 between AMNEX, Inc. and Pangaea Fund Ltd., AMNEX issued 1,000 shares of Series M Convertible Preferred Stock, convertible into shares of $.001 par value common stock of AMNEX, Inc.

                             Right of First Refusal

1. Private Placement of 1,000 Shares of Series M Convertible Preferred Stock. Under the Securities Purchase Agreement, AMNEX, Inc. granted Pangaea Fund Ltd. the right to participate, on a pro-rata basis, in any equity financing offered by AMNEX for the one year period following the closing .

2. Stock Purchase Agreement dated as of January 14, 1998 between AMNEX, Inc. and Granite Associates, L.P. Under the Stock Purchase Agreement granted Granite Associates, L.P. the right to participate, on a pro-rata basis, in offerings of securities offered by AMNEX, Inc., subject to certain restrictions and conditions.

3. Stock Purchase Agreement dated as of January 16, 1998 among AMNEX, Inc., Victory Ventures LLC and Brae Group, Inc. Under the Stock Purchase Agreement the Company granted Victory Ventures LLC and Brae Group, Inc. the right to participate, on a pro-rata basis together with any other holder of the Company's securities with similar preemptive rights, in offerings of securities offered by AMNEX, Inc., subject to certain restrictions and conditions.

4. Stock Purchase Agreement dated as of January 22, 1998 among AMNEX, Inc. and Nicholas Forstmann Under the Stock Purchase Agreement the Company granted Nicholas Forstmann the right to participate, on a pro-rata basis together with any other holder of the Company's securities with similar preemptive rights, in offerings of securities offered by AMNEX, Inc., subject to certain restrictions and conditions.

5. Stock Purchase Agreement dated as of January 26, 1998 among AMNEX, Inc. and AMN Investments, L.L.C. Under the Stock Purchase Agreement the Company granted AMN Investments, L.L.C. the right to participate, on a pro-rata basis together with any other holder of the Company's securities with similar preemptive rights, in offerings of securities offered by AMNEX, Inc., subject to certain restrictions and conditions.

(ii) Registration Rights

1.       HSBC Securities, Inc. ("HSBC") and Rausher Pierce & Clark ("RP&C").
         In connection with the $15 million note offering, the Company issued warrants to HSBC, the placement agent and RPC, the international sales agent, for the purchase price 96,250 and 65,365 Common Shares, respectively. HSBC and RPC were granted demand and piggyback registration rights for the warrant shares.

2.       National Operator Service, Inc. ("NOS").

         Pursuant to an Equity Participation Plan for NOS, dated August 18, 1994, NOS was issued 100,000 Common Shares and granted a warrant for the purchase of 50,000 Common Shares. Pursuant to the Equity Participation Plan, NOS has piggyback registration rights with respect to the shares and warrant shares.

3.       Wall Street Consultants, Inc. ("Wall Street").
         On July 7, 1994, Wall Street was granted an option to acquire 50,000 Common Shares and granted piggyback registration rights in the event of a sale by the Company of Common Shares for cash.

4.       Dominick & Dominick Incorporated ("Dominick").
         On July 15, 1994, the Company granted to Dominick and certain of its officers warrants for the purchase of 200,000 Common Shares and granted piggyback registration rights in the event of a sale by the Company of Common Shares for cash.

5.       M.H. Myerson & Co., Inc. ("Myerson").
         On July 15, 1994, the Company granted to Myerson warrants for the purchase of 35,000 Common Shares and granted piggyback registration rights in the event of a sale by the Company of Common Shares for cash.

6.       Transaction Network Services Inc. ("TNS").
         On April 3, 1996, the Company granted to TNS warrants for the purchase of 100,000 Common Shares and granted piggyback registration rights in the event of a sale by the Company of Common Shares.

7.       Coastal Communications of America ("Coastal Communications").
         In connection with the acquisitions between December 1996 and March 1997 of certain assets from Coastal Communications, the Company issued and aggregate of 262,626 Common Shares and granted piggyback registration rights in the event the Company filed a registration statement for the sale by the Company of Common Shares for cash.

8.       Capital Network System Inc. ("CNSI").
         In connection with the Company's June 1996 acquisition of all of the outstanding Common Shares of CNSI, the Company agreed to register the resale of (i) 4,099,086 Common Shares acquired by the CNSI shareholders and (ii) 400,000 Common Shares underlying certain warrants issued to them and granted CNSI shareholders piggyback registration rights in the event the Company files a registration statement covering the sale by the Company of any securities for cash.

9.       Robb, Peck, McCooey Clearing Corporation ("Robb, Peck").
         The Company has agreed, upon demand, to file a registration statement with the SEC covering the resale of an aggregate of 550,000 Common Shares underlying certain warrants issued to Robb, Peck, and granted Robb, Peck certain piggyback registration rights in the event the

         Company files a registration statement covering the sale by the Company of Common Shares for cash.

10.      Teleplus, Inc.
         In connection with the Company's August 1996 acquisition of certain assets of Teleplus, the Company issued 526,168 Common Shares in January 1997, agreed to issue an additional 526,168 Common Shares in January 1998, agreed to register the resale of such Common Shares, and granted Teleplus piggyback registration rights with respect to such Common Shares.

11.      National Billing
         In connection with the Company's September 1996 acquisition of 80% of the outstanding Common Shares of NBE, the Company issued an aggregate of 550,725 Common Shares to the NBE shareholders, agreed to register the resale of such Common Shares and granted the NBE shareholders piggyback registration rights with respect to these shares.

12.      Francesco Galesi
         In connection with a Stock Exchange Agreement between the Company and Francesco Galesi entered into in January 1997, the Company has agreed to file a registration statement between July 1998 and October 1998 covering the resale of an aggregate of 3,000,000 Common Shares that are either outstanding (1,500,000) or are issuable pursuant to warrants granted to him (1,500,000). In June 1997, the Company issued additional warrants to Mr. Galesi for the purchase of up to 500,000 Common Shares which are to be included in the registration statement to be filed between July 1998 and October 1998.

13.      Coastal Telecom Payphone Company, Inc. ("Coastal Telecom").
         In connection with the Company's November 1996 acquisition of certain assets of Coastal Telecom, Garden State Telephone Installation and Service Co., Inc. and BEK Tel, Inc., the Company granted piggyback registration rights with regard to the resale of 2,282,989 Common Shares. The registration rights only apply to a sale of securities by the Company.

14.      $15,000,000 8 1/2% Convertible Subordinated Notes due 2002.
         In connection with the Company's September 1997 sale of $15,000,000 8 1/2% Convertible Subordinated Notes due 2002, the Company agreed to file a registration statement within 90 days of the closing covering the sale of the notes and underlying Common Shares and to use its reasonable best efforts to cause the registration statement to be declared effective by the SEC as soon as practible but in any event within 180 days of the closing.

15.      Private Placement of 1,000 Shares of Series M Convertible Preferred
         Stock.
         In connection with the Company's December 1997 sale of 1,000 shares of Series M Convertible Preferred Stock (the "Series M Stock"), the Company agreed to file a registration statement covering Common Stock issuable upon (i) conversion of the shares of Series M Stock and (ii) exercise of warrants (a) to purchase 40,000 shares of Common Stock issued to Pangaea Fund Ltd. and (b) to purchase 20,000 shares of Common Stock issued to Tanner Unman Securities and to use its reasonable best efforts to cause the registration statement to be declared effective by the SEC within 90 days of the closing.

16. Stock Purchase Agreement dated as of January 14, 1998 between AMNEX, Inc. and Granite Associates, L.P. In connection with the Stock Purchase Agreement, the Company agreed to use its best efforts to register the shares of common stock issued to Granite Associates, L.P. on a registration statement to be filed by AMNEX, Inc. on prior to January 29, 1998.

17. Stock Purchase Agreement dated as of January 16, 1998 among AMNEX, Inc., Victory Ventures LLC and Brae Group, Inc. In connection with the Stock Purchase Agreement, the Company agreed to to register the shares of common stock issued to Victory Ventures LLC and Brae Group, Inc. on a registration statement to be filed by AMNEX, Inc. on prior to January 29, 1998, or other similar registration statement prepared by AMNEX, Inc. within 30 days of the closing.

18. Stock Purchase Agreement dated as of January 22, 1998 among AMNEX, Inc., Nicholas Forstmann. In connection with the Stock Purchase Agreement, the Company agreed to to register the shares of common stock issued to Nicholas Forstmann. on a registration statement to be filed by AMNEX, Inc. on prior to January 29, 1998, or other similar registration statement prepared by AMNEX, Inc. within 30 days of the closing.

19. Stock Purchase Agreement dated as of January 26, 1998 among AMNEX, Inc., AMN Investments, L.L.C.. In connection with the Stock Purchase Agreement, the Company agreed to to register the shares of common stock issued to AMN Investments, L.L.C. on a registration statement to be filed by AMNEX, Inc. on prior to January 29, 1998, or other similar registration statement prepared by AMNEX, Inc. within 30 days of the closing.

(iii) Anti-dilution or price adjustment provisions contained in any securities of the Company triggered by the issuance of the Common Stock of the Company


None.

                                  Schedule 3(d)

                             Preemptive rights, etc.

                   See Schedule 3(c): Rights of First Refusal.

                                  Schedule 3(e)

                       Absence of Undisclosed Liabilities

On December 15, 1997, a billing dispute between the Company and AT&T regarding the rates assessed pursuant to an agreement between Capital Network System, Inc. ("CNSI") and AT&T dated October 27, 1995 culminated in termination of certain international telecommunications services provided by AT&T, including service to Mexico. The Company is taking immediate action to restore service, with the ultimate goal of entering into a service agreement which reflects current market conditions and rates which are approximately 50% of rates charged by AT&T. Although the Company has already restored service representing 50% of prior revenues in Mexico, there is no guarantee the Company will be able to restore service to the Caribbean, which represented approximately 10% of the total international services previously provided by AT&T.

Additionally, the eventual resolution of the billing dispute between the Company and AT&T may require the payment of past due sums in the amount of $1.2 million. An additional sum of $3.6 million was the subject of dispute prior to the acquisition of CNSI by the Company and is the subject of an indemnification claim previously asserted.

                                  Schedule 3(g)

                           No Material Adverse Change

The termination of certain telecommunication services by AT&T described more fully in Schedule 3(e) may have adverse implications, although as of the daet of this Agreement, it is the opinion of management of the Company that alternate sources of service will result in increased profit margins.

                                  Schedule 3(h)

                                   Litigation

1. D. Faye Manghir v. AMNEX, Inc. and American Network Exchange, Inc., Index No. 603399/97, Supreme Court of the State of New York

On July 2, 1997, D. Faye Manghir, the holder of a 50% equity interest in the joint venture company formed by Community Network Services, Inc., MicroTel Communications Corp. and the Company (which holds the remaining 50% equity interest), filed suit against the Company in the Supreme Court of the state of New York. The suit alleges, among other things, that the Company made certain misrepresentations and committed certain breaches under the joint venture agreement among the parties, and seeks rescission of such agreement, compensatory damages in the sum of $10,000.00, punitive damages in the sum of $25,000,000, and attorneys' fees. The Company filed a motion to dismiss or in the alternative to stay the proceeding pending arbitration and also a reply to the plaintiff's response. Plaintiff has offered to settle this matter and the Company is evaluating the offer.

2. Keystone Corporation, Coastal Telecom Payphone Co., Inc., BEK Tel. Inc., Garden State Telephone Installation & Service Co., Inc., National Telecom USA, Inc., National Telecom Hospitality USA, Inc. and Brian E. King v. AMNEX, Inc., American Network Exchange, Inc., Crescent Public Communications Inc. and American Hotel Exchange, Inc., Index No. 97/604764, Supreme Court o f the State of New York

On September 25, 1997, Brian King and his affiliates, National Telecom USA, Inc., The Keystone Corporation, Coastal Telecom Payphone Company, Inc., BEK Tel, Inc., Garden State Telephone Installation & Service Co., Inc. and National Telecom Hospitality USA (collectively "National") filed suit against the Company and its subsidiaries, American Network Exchange, Inc. ("ANWI"), Crescent Public Communications Inc. ("Crescent") and American Hotel Exchange, Inc. alleging breaches of various contracts, negligence, misappropriation of trade secrets, conversion of various assets, fraud, negligent misrepresentations and promissory estoppel, and seeking rescission of certain claims, specific performance of other claims, damages in the amount of $6,300,000, punitive damages and attorneys' fees. On September 30, 1997, the Company and National reached an agreement of settlement of certain of the claims. Pursuant to this settlement, on September 30, 1997, the Company paid National $1,000,000 in cash and delivered a note in the principal amount of $840,000 (the "National Note"). Thereafter, the Company filed a motion to dismiss and compel arbitration or, in the alternative, to stay pending arbitration and also a reply to plaintiffs' response.

The plaintiffs also attempted to obtain a temporary restraining order and then a permanent injunction to stop the Company from (i) reducing temporarily their weekly payments to reflect accrued billing and related interest costs associated with their traffic and (ii) increasing the charge for the underlying unbundled services the Company provides for them. The TRO was denied after oral argument. To date, no decision has been made on the permanent injunction.

3. Robert A. Rowland vs. AMNEX, Inc. and Capital Network System, Inc. ("CNSI"), No. 97-07955, District Court of Travis County, Texas

In connection with the Company's June 1996 acquisition of Capital Network System, Inc. ("CNSI"), CNSI issued a promissory note in favor of Robert A. Rowland (the "Rowland Note"), a principal shareholder of the Company, in the principal amount of $1,197,700 payable on July 31, 1997, with interest due on the unpaid principal balance at a rate of 10.5% per annum. On July 11, 1997, Mr. Rowland filed this suit. He assets several causes of action against the Company, including enforcement of an alleged settlement agreement regarding indemnification claims, and seeks damages in the amount of the principal and interest due under the Rowland Note, attorneys' fees and exemplary damages in an unstated amount. The causes of action asserted by Mr. Rowland against CNSI relate to monies allegedly due under a consulting agreement, and damages claimed include attorneys' fees. The Company is planning to appeal the denial of its motion to compel arbitration and plea to abate the action and has asserted as an affirmative defense a fraud claim against Mr. Rowland.

4.       Derivative Claims Threatened by Robert A. Rowland

On August 11, 1997, the Company received a letter from counsel to Mr. Rowland which demanded that the Board of Directors conduct an investigation into certain matters, specifically (i) the propriety of certain transactions with Mr. Galesi and (ii) possible mismanagement of the Company. Counsel to Mr. Rowland demanded that suit be brought against any officer or Director of the Company for wrongdoing, fraud, breach of fiduciary duty, self dealing, gross mismanagement or under any other theory of liability and further stated that if his demand is refused, Mr. Rowland will take appropriate action, including possibly a shareholder's derivative action. On August 29, 1997, the Company advised counsel to Mr. Rowland that the outside Directors of the Company have been requested to investigate the assertions made.

5.       Arbitration Award

A number of disputes between the Company and John Kane, a former employee, were decided by an arbitration panel on December 8, 1997. The Company expects that Mr. Kane will take steps to have his award in the amount of $138,704.11 confirmed by a court.

6. Dolphin USA, Inc. v. Capital Network System, Inc. and American Network Exchange, Inc., Cause No. 96-49931, District Court of Harris County, Texas

On September 30, 1996, Dolphin USA, Inc. ("Dolphin") brought suit against the Company's affiliates ANEI and CNSI. The suit is based primarily on an alleged breach of contract for the provision of long distance service. Dolphin has requested damages in the amount of approximately $2,000,000. ANEI and CNSI have counterclaimed for the $30,000 unpaid balance of a promissory note, which claim is undisputed. The parties are currently engaged in discovery and the case is currently scheduled for mediation in early February 1998 and trial in

April 1998.

7. Midcom Communications, Inc. v. Fulfillment Enterprises, Inc. and Capital Network System, Inc., Arbitration Hearings, Case No. 75 199 257 96

On July 24, 1997, Midcom Communications, Inc. filed a lawsuit against Fulfillment Enterprises, Inc. ("FEI"), a CNSI subsidiary which AMNEX did not acquire, and CNSI. Midcom alleges CNSI is jointly and severally liable for monies due for services provided to FEI by Midcom. Midcom claims that FEI assigned all of its obligations under a contract between Midcom and FEI to CNSI, an alleged "affiliate" of FEI, or, alternatively, that FEI and CNSI were a single business enterprise thereby making CNSI liable for the outstanding invoices, totaling about $200,000.00. CNSI has filed a general denial.

8. Scorpion Enterprises, Inc. d/b/a the Wine Cellar, USA Car Rental, Auto Security & Sound and LA Dam Limo v. Coin-Tel Communications, National Telecom USA, Inc., Coastal Telecom Payphone, Inc., John Doe, Richard Roe, ABC Company and DEF Corp., Docket No. UNN-L-5628-97, Superior Court of New Jersey Law Division: Union County

Crescent acquired the assets of Coastal Telecom Payphone, Inc. ("Coastal") in 1996. This is a suit for recovery of back commissions in the total amount of $41,000.00 allegedly owed by Coastal. The alleged liability both predates and postdates the closing of the Coastal/Crescent transactions. To date, the Company has not been properly served with this lawsuit.

9. James Bruen, on his own behalf, and on behalf of all persons similarly situated, and on behalf of the general public v. Asia Pacific Telecom, National Business Exchange, Inc., Pacific Bell, MCI Communications Corporation and Docs I through XX. No. 985470, Superior Court of the State of California, County of San Francisco.

NBE provides billing and collection services for various telecommunications companies based on information provided by those companies. This is a class action suit for injunction, restitution and other relief filed against NBE and certain other parties concerning the wrongful billing of charges (a total of $59.85) for Internet services, which charges the Plaintiff states were not properly authorized. Plaintiff alleges a violation of the Consumer Legal Remedies Act, unfair business practices, intentional misrepresentation, and negligent misrepresentation. The only prayer for judgment affecting the Company is that NBE be enjoined from seeking to collect monies from members of the class on behalf of Asia Pacific, its former client.

10. Keith Maydak, as assignee for Zankle Worldwide Telecom Group, Inc. (d/b/a Mr. Gickles, Inc.) v. American Network Exchange, Inc., Case No. 1309 C.D. 1996, Court of Common Pleas of McKeon County, Pennsylvania,

         Civil Division

ANEI entered into a contract to provide telecommunications services with a company doing business as Mr. Gickles, Inc. The Company's fraud department determined that there were massive fraud on the account. The contractual relationship was terminated and no additional commissions were paid. Some years later, Keith Maydak, a former office of Mr. Gickles, filed suit against ANEI in Pennsylvania. The initial claim made in the lawsuit was for $6,883.94. However, Mr. Maydak has now increased his claim to $1 million. Eventually, the Company prevailed on a motion to dismiss. Mr. Maydak has appeal the dismissal.

11.      Pennsylvania Public Commission ("PUC"), Informan Investigation Number
         97.0145

In the third quarter of 1997, the PUC initiated an informan investigation into two limited aspects of the Company's operator services operations in that state. In response, ANEI has provided certain information and voluntarily ceased charging a set use fee on certain local exchange carrier-owned payphones. Given its voluntary actions, the Company does not expect that resolution of the investigation will have a material adverse effect on its operations.

12.      Default

Letter dated January 13, 1998 from Greenstein, DeLorme & Luchs, P.C., counsel to the property manager to AMNEX, Inc., as tenant, in regard to leased premises located at 1220 L Street, N.W., Washington, D.C. (the "Washington Site"). The letter states that a suit has been instituted in the Landlord and Tenant Branch of the Civil Division of the Superior Court of the District of Columbia. AMNEX no longer maintains assets or operations at the Washington Site. On an accelerated basis, the total sum of payments due under the lease is approximately $15,00.

13. Summit Capital Corp. v Capital Network, Inc. No. CV98-00188, Superior Court of the State of Arizona

The suit is for all default remedies available under an equipment lease, including the sum of $236,148 for lease payments on an accelerated basis.

                                  Schedule 3(i)

                            Patents, Copyrights, etc.

                                      None.

                                  Schedule 3(j)

                           See Schedules 3(e) and 3(g)

                                  Schedule 3(k)

                                   Tax Returns

The following tax returns have not yet been filed. The federal tax return is currently being reviewed by Ernst & Young and the state tax returns will be filed upon completion of the E&Y review. During 1996 estimated federal and state payments were made and hence no material liability exists related to these unfiled tax returns.

1996 Income Tax Returns

AMNEX, Inc.

Florida
Federal
New York

CNSI and ANEI:

All states except the following states for which we are not required to file:

South Dakota                        Alaska
Delaware                            Washington
Wyoming

Crescent:

New Jersey                          Pennsylvania
New York

AHE:

Alabama                             New York
California                          Oregon
Colorado                            Pennsylvania
Georgia                             Tennessee
Idaho                               Utah
Kentucky                            Virginia
Louisiana
Massachusetts
Mississippi
New Jersey

NBE:
California,Texas

                                  Schedule 3(l)

                              Certain Transactions

1.       Loan of $1,000,000 from Francesco Galesi to AMNEX, Inc. on November 26,
         1997
2. Mr. Galesi caused an existing lender to AMNEX to advance an additional $500,000 by having an entity controlled by Mr. Galesi guaranty the additional $500,000.

                                  Schedule 3(q)

                               Permits; Compliance

                          See item 11 on Schedule 3(h)

                                 Schedule 3(r)

                             Environmental Matters

                                     None.

                                  Schedule 3(s)

                                Title to Property

         1,000 shares of common stock of Capital Network System, Inc. were pledged to Sirrom Capital Corporation on June 28, 1996 as security for a $2,000,000 loan.

                                  Schedule 4(d)

                                 Use of Proceeds

                  General Working Capital Needs of AMNEX, Inc.

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

See Exhibit 3.1 to the Report on Form 8-K of which this Exhibit 10.1 forms a part for the Certificate of Designation.

                                    EXHIBIT B

                            FORM OF INVESTOR WARRANT
                                       and
                               FORM OF FEE WARRANT
                               -------------------

See Exhibit 10.3 to the Report on Form 8-K of which this Exhibit 10.1 forms a part for the form of Investor Warrant.

See Exhibit 10.4 to the Report on Form 8-K of which this Exhibit 10.1 forms a part for the form of Fee Warrant.

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

See Exhibit 10.2 to the Report on Form 8-K of which this Exhibit 10.1 forms a part for the Registration Rights Agreement.

                                    EXHIBIT D

                           OPINION OF COMPANY COUNSEL
                           --------------------------


                                January __, 1998

Investor
Address

         Re: Securities Purchase Agreement, dated January __, 1998, among AMNEX, Inc. and the Investor named therein.

Ladies and Gentlemen:

         We have acted as special counsel for AMNEX, Inc., a New York corporation (the "Company"), in connection with the transactions contemplated by the Securities Purchase Agreement, dated January __, 1998 among the Company and the investors named therein (the "Securities Purchase Agreement"). This opinion is furnished to you pursuant to Section 7(h) of the Securities Purchase Agreement.

         We have examined originals or copies of the following documents (the "Documents"):

         (i) the Securities Purchase Agreement;

         (ii) the form of Stock Purchase Warrant to be issued by the Company in connection with the Securities Purchase Agreement (the "Warrant");

         (iii) the Registration Rights Agreement, dated as of January __, 1998 by and among the Company and the investors set forth therein (the
"Registration Rights Agreement"); and

         (iv) the Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the New York Secretary of State on January __, 1998 (the "Certificate of Designation").

Unless otherwise defined herein, terms defined in the Documents shall have the same meanings herein.

         The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

         (1) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

         (2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

         (3) We express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Documents (other than the Company) with any laws or regulations applicable to it, or (b) the legal or regulatory status or the nature of the business of any such party.

         (4) We express no opinion as to compliance by the Company with any:
(i) state securities law; (ii) antitrust law; (iii) patent law; (iv) environmental law; and (v) bankruptcy law.

         (5) The effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Documents or to aid in the interpretation of the Documents.

         (6) The enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

         (7) The enforceability of provisions of the Documents imposing or which could be construed as effectively imposing a penalty.

         (8) The enforceability of any provision of the Documents which purports to establish a particular court as the forum for the adjudication of any controversy relating to the Documents.

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) The Company is a corporation validly existing as a corporation and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as described in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, as amended, and is duly qualified as a foreign corporation to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         (b) As of the date hereof, the authorized capital stock, of the Company consists of 70,000,000 shares of Common Stock, $.001 par value, of which ________ shares are issued and outstanding and (b) 5,000,000 shares of Preferred Stock, $.001 par value, of which ___________ shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights of the stockholders of the Company pursuant to any agreement by which the Company is bound. Except as disclosed in in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, or as set forth on
Schedule 3(c) to the Securities Purchase Agreement, (x) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries except as disclosed in the Securities Purchase Agreement, and (y) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of its or their securities under the 1933 Act (except the Registration Rights Agreement).

         (c) Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the periods ended June 30, 1997 and September 30, 1997, as the same may have been amended, or as set forth on Schedule 3(h) to the Securities Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Documents.

         (d) The execution, delivery and performance of and compliance with the Documents and the issuance of the Preferred Shares, the Warrants, and the Registrable Securities (and the Common Stock issuable upon conversion thereof) have not resulted and will not result in any violation of, conflict with, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company, which, individually or in the aggregate, would have a Material Adverse Effect.

         (e) The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents, and to issue, sell and deliver the Preferred Shares, the Warrants and the Registrable Securities.

         (f) The Documents have each been duly authorized, executed and delivered by the Company. The Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.


         (g) There are no preemptive rights required by the New York Business Corporation Law to subscribe for or purchase Common Stock or Preferred Stock. There are no preemptive rights to subscribe for or purchase any Preferred Stock or Common Stock pursuant to the Company's Certificate of Incorporation or Bylaws.

         (h) The Preferred Shares have each been duly authorized. Upon payment and delivery in accordance with the Securities Purchase Agreement, the Preferred Shares will be validly issued, fully paid and nonassessable.

         (i) The Warrants have each been duly authorized. Upon payment and delivery in accordance with the terms thereof, the Warrants will be validly issued, fully paid and nonassessable.

         (j) The Company has reserved _______ [1.75 times] shares of Common Stock for issuance with respect to the conversion of the Preferred Shares or the exercise of the Warrants. Such shares of Common Stock have been duly authorized and, when issued and delivered upon conversion of the Purchased Shares in accordance with the Certificate of Designation, and upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         (k) The Company meets the eligibility requirements for the use of Form S-3 for the registration of the Conversion Shares and the Warrant Shares.

         (l) The execution, delivery and performance of the Documents by the Company are not in violation of its certificate of incorporation or by-laws.

         (m) The sale and issuance of the Preferred Shares in accordance with the terms of the Securities Purchase Agreement, and the Warrants in accordance with the terms thereof, will not violate any federal or New York statute or regulation applicable to the Company.

         (n) No registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of the Company for the execution, delivery or performance by the Company of the Documents, or for the issuance and sale by the Company of the Preferred Shares and the Warrants, or, if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

         (o) The offering and sale of the Preferred Shares and the Warrants are exempt from registration under the Securities Act of 1933, as amended.

                                                     Very truly yours,